Exhibit 5.1

November 17, 2011

Evergreen Energy Inc. 1225 17th Street, Suite 1300 Denver, Colorado

Re:	Evergreen Energy Inc. Registration Statement on Form S-3 File 333-162720

Ladies and Gentlemen:

We have acted as counsel to Evergreen Energy Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the “Act”) of up to $700,000 of convertible notes (the “Notes”) pursuant to the Securities Purchase Agreement dated November 17, 2011 (the “Agreement”) and the shares of Common Stock issued or issuable upon conversion of the Notes (the “Conversion Shares”) (collectively the “Securities”), pursuant to the Registration Statement on Form S-3 (File No. 333-162720) filed by the Company with the Securities and Exchange Commission (the "Commission") on October 29, 2009, as amended by Amendment No. 1 thereto filed on December 31, 2009 (the "Registration Statement"), including the prospectus included therein (the "Base Prospectus"), as supplemented by the Prospectus Supplements dated January 26, 2010, January 28, 2010,  March 16, 2010, August 25, 2011, and November 21, 2011 for the offer and sale of the Notes filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplements”).

The Notes are to be sold to the Buyers named in the Agreement.  The terms and conditions of the Notes will be set forth in the Notes.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents submitted to us as copies conform to the originals of those documents; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Agreement will be duly authorized and validly executed and delivered by all parties; (vi) the Notes will be duly authorized, executed and delivered by all parties thereto; and (vii) any applicable certificates representing the Securities will be duly authorized, executed, and delivered.

We have examined the Registration Statement and Prospectus Supplements, including the exhibits thereto, the Certificate of Incorporation and Bylaws of the Company, the Officers' Certificate, and such other documents, corporate records, and instruments, and have

Evergreen Energy Inc.
November 17, 2011

examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.           The Notes have been duly authorized and will constitute valid and legally binding obligations of the Company, provided that such Notes have been sold in accordance with the terms and conditions of the Agreement.  The Agreement has been duly executed and countersigned by the Company.

2.           The Conversion Shares, when issued upon conversion or payment of the Notes, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

This opinion is to be used only in connection with the offer and sale of Notes while the Registration Statement is in effect.

We consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K dated November 18, 2011, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Supplement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We do not express an opinion on any matters other than those expressly set forth in this letter. The opinions expressed herein are rendered as of the date hereof. This opinion is based upon currently existing Delaware and New York statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein. This letter is our opinion as to

Evergreen Energy Inc.
November 17, 2011

certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

  /s/ Moye White LLP

Moye White LLP